Exhibit 99.1
IR INQUIRIES:
Charles Messman
Investor Relations
949-362-5800
IR@smithmicro.com

Smith Micro Reports First Quarter 2023 Financial Results
PITTSBURGH, PA, May 11, 2023 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2023.
“We accomplished several key initiatives during our first quarter of 2023,” said William W. Smith Jr., president, chief executive officer and chairman of the board of Smith Micro. “Most significantly, we took the necessary steps in reallocating resources to better streamline operations across the entire organization and to substantially reduce expenses. We anticipate $4 million of quarterly cost savings as compared to the fourth quarter of 2022 as a result and expect to achieve that savings target in the second quarter.”

Smith continued, “Looking ahead we remain very positive and excited about our Fiscal 2023. We expect a new launch with one of our Tier 1 carrier partners on the SafePath® platform, and our sales pipeline in both the U.S. and European markets is growing nicely for both our SafePath and ViewSpot® platforms, building momentum as we look at the remainder of our fiscal year.”
First Quarter 2023 Financial Results
Smith Micro reported revenue of $10.9 million for the quarter ended March 31, 2023, compared to $12.7 million reported in the quarter ended March 31, 2022.
Gross profit for the quarter ended March 31, 2023 was $7.6 million, compared to $9.1 million for the quarter ended March 31, 2022. Non-GAAP gross profit for the quarter ended March 31, 2023 was $7.8 million.
Gross profit as a percentage of revenue was 70 percent for the quarter ended March 31, 2023, compared to 71 percent for the quarter ended March 31, 2022. Non-GAAP gross profit as a percentage of revenue was 72% for the quarter ended March 31, 2023.
GAAP net loss for the quarter ended March 31, 2023 was $6.9 million, or $0.11 loss per share, compared to GAAP net loss of $7.0 million, or $0.13 loss per share, for the same period in 2022.
Non-GAAP net loss for the quarter ended March 31, 2023 was $3.6 million, or $0.06 loss per share, compared to non-GAAP net loss of $3.9 million, or $0.07 loss per share, for the quarter ended March 31, 2022. Non-GAAP net loss excludes the items noted below under "Non-GAAP Measures."

Smith Micro Software First Quarter 2023 Financial Results	Page 2
Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, the following non-GAAP financial measures and a non-GAAP reconciliation from the equivalent GAAP metric: non-GAAP net (loss) income, and non-GAAP diluted (loss) earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock compensation, intangibles amortization, depreciation, changes to derivatives and warrants, personnel severance and reorganization activities. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net (loss) income and net (loss) income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.
Investor Conference Call
Smith Micro will hold an investor conference call today, May 11, 2023, at 4:30 p.m. ET, to discuss the Company’s first quarter 2023 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=OXbiKnS8. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2023 Financial Results	Page 3
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.
Smith Micro, the Smith Micro logo and SafePath are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are reduction in revenue from a terminating customer agreement earlier or at a more rapid rate than expected, delays in our ability to fully execute on our expense reduction plans due to statutory and other requirements, the risk of harm to our business resulting from our cost reduction efforts, customer concentration, given that the majority of our sales depend on a few large customer relationships, delay or failure of our customers to accept and deploy our products and services or new or upgraded versions thereof, delay or failure of our customers’ end users to adopt our products and services or new or upgraded versions thereof, our reliance on third party application stores for the distribution of our software applications to users and any barriers to such distribution, including any delay or failure of such third party to approve new versions of our applications or their implementation of policies that may be harmful to our business, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies and customer acceptance and timing of deployment of those technologies, our ability to compete effectively with other software and technology companies, and the existence and terms of our convertible notes and related agreements, including that they may restrict our ability to obtain additional financing, and adversely affect our business, financial condition and cash flows from operations in the future. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2023 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands except share and par value data)

	March 31, 2023	December 31, 2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$8,724	$14,026
Accounts receivable, net of allowance for doubtful accounts of $3 and $3 (2023 and 2022, respectively)	11,186	10,501
Prepaid expenses and other current assets	3,323	1,983
Total current assets	23,233	26,510
Equipment and improvements, net	1,272	1,498
Right-of-use assets	3,378	3,722
Other assets	487	490
Intangible assets, net	34,847	36,320
Goodwill	35,041	35,041
Total assets	$98,258	$103,581
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,119	$3,236
Accrued payroll and benefits	3,961	3,883
Current operating lease liabilities	1,452	1,441
Other current liabilities	1,561	1,589
Current portion of convertible notes payable	9,624	9,007
Derivative liabilities	532	1,575
Total current liabilities	20,249	20,731
Non-current liabilities:
Warrant liabilities	1,353	3,317
Operating lease liabilities	2,594	2,976
Deferred tax liabilities, net	178	178
Total non-current liabilities	4,125	6,471
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 60,595,949 and 56,197,910 shares issued and outstanding at March 31, 2023 and 2022, respectively	61	56
Additional paid-in capital	362,262	357,875
Accumulated comprehensive deficit	(288,439)	(281,552)
Total stockholders’ equity	73,884	76,379
Total liabilities and stockholders' equity	$98,258	$103,581

Smith Micro Software First Quarter 2023 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statement of Operations
(in thousands except share data)
	For the Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Revenues	$10,930	$12,735
Cost of revenues (including depreciation of $14 and $32 in 2023 and 2022, respectively)	3,282	3,637
Gross profit	7,648	9,098
Operating expenses:
Selling and marketing	3,554	2,981
Research and development	5,868	7,265
General and administrative	3,475	3,923
Depreciation and amortization	1,686	1,967
Total operating expenses	14,583	16,136
Operating loss	(6,935)	(7,038)
Other income (expense):
Change in fair value of warrant and derivative liabilities	2,984	—
Loss on derecognition of debt	(627)	—
Interest (expense) income, net	(2,260)	(4)
Other (expense) income, net	(40)	59
Loss before provision for income taxes	(6,878)	(6,983)
Provision for income tax expense	9	19
Net loss	$(6,887)	$(7,002)

Loss per share:
Basic and diluted	$(0.11)	$(0.13)

Weighted average shares outstanding:
Basic and diluted	61,646	54,501

Smith Micro Software First Quarter 2023 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
Operating activities:
Net loss	$(6,887)	$(7,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,699	1,998
Non-cash lease expense	344	338
Change in fair value of warrant and derivative liabilities	(2,984)	—
Loss on derecognition of debt	627	—
Amortization of debt discount and issuance costs	2,117	—
Provision for doubtful accounts	—	5
Stock based compensation	945	1,065
Gain on disposal of assets	(3)	—
Changes in operating accounts:
Accounts receivable	(685)	(1,472)
Prepaid expenses and other assets	163	(218)
Accounts payable and accrued liabilities	(436)	(1,172)
Other liabilities	(235)	(131)
Net cash used in operating activities	(5,335)	(6,589)
Investing activities:
Capital expenditures, net	3	(63)
Other investing activities	—	12
Net cash provided by (used in) investing activities	3	(51)
Financing activities:
Proceeds from financing arrangements	442	541
Repayments of financing arrangements	(420)	(181)
Other financing activities	8	33
Net cash provided by financing activities	30	393
Net decrease in cash and cash equivalents	(5,302)	(6,247)
Cash and cash equivalents, beginning of year	$14,026	$16,078
Cash and cash equivalents, end of year	$8,724	$9,831

Smith Micro Software First Quarter 2023 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited
	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Changes to Derivatives and Warrants	Amortization of Debt Issuance Costs and Discount	Personnel Severance and Reorganization Activities	Non-GAAP
Three Months Ended March 31, 2023
Gross profit	$7,648	$—	$—	$14	$—	$—	$183	$7,845
Selling and marketing	3,554	(162)	—	—	—	—	(93)	3,299
Research and development	5,868	(224)	—	—	—	—	(462)	5,182
General and administrative	3,475	(559)	—	—	—	—	(135)	2,781
Depreciation and amortization	1,686	—	(1,474)	(212)	—	—	—	—
Total operating expenses	14,583	(945)	(1,474)	226	—	—	(690)	11,262

Loss before provision for income taxes	(6,878)	945	1,474	226	(2,357)	2,117	873	(3,600)
Net loss	(6,887)	945	1,474	226	(2,357)	2,117	873	(3,609)
(Loss) earnings per share: basic and diluted	(0.11)	0.02	0.02	—	(0.04)	0.03	0.01	(0.06)

Three Months Ended March 31, 2022
Gross profit	$9,098	$—	$—	$32	$—	$—	$—	$9,130
Selling and marketing	2,981	(83)	—	—	—	—	—	2,898
Research and development	7,265	(261)	—	—	—	—	—	7,004
General and administrative	3,923	(721)	—	—	—	—	—	3,202
Depreciation and amortization	1,967	—	(1,645)	(322)	—	—	—	—
Total operating expenses	16,136	(1,065)	(1,645)	(322)	—	—	—	13,104

Loss before provision for income taxes	(6,983)	1,065	1,645	354	—	—	—	(3,919)
Net loss	(7,002)	1,065	1,645	354	—	—	—	(3,938)
(Loss) earnings per share: basic and diluted	(0.13)	0.02	0.03	0.01	—	—	—	(0.07)
Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.